For SEC Filing Purposes:
                                         Filed under Rule 424(b)(3)
                                         Registration No. 333-70651

  Pricing Supplement No. 1 Dated February 8, 2000
  -----------------------------------------------

  To  Prospectus Dated  March 10, 1999 and
      Prospectus Supplement Dated September 3, 1999

                                  $300,000,000

                                  ASHLAND INC.

                           MEDIUM-TERM NOTES, SERIES I

                     Due 9 Months or More from Date of Issue

                          Principal Amount: $50,000,000

           Original Issue Date:            February 14, 2000

           Maturity Date:                  February 14, 2003


           Interest Rate:                  Floating Rate

               Initial Interest Rate:      LIBOR + 60 basis points

               Base Rate:                  LIBOR Telerate

               Index Currency:             U.S. Dollars

               Index Maturity:             3 Months

               Spread:                     + 60 basis points

           Interest Payment Dates:         Each May 14, August 14,
                                           November 14, and February 14,
                                           beginning May 14, 2000

           Interest Reset Dates:           Each May 14, August 14,
                                           November 14, and February 14,
                                           beginning May 14, 2000
  Redemption:

  Check box opposite applicable paragraph.

     |_|   The Notes cannot be redeemed prior to maturity.

     |X|   The Notes may be redeemed prior to maturity.
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  Initial Redemption Date:                 February 14, 2001 and thereafter
                                           on a quarterly basis on each Interest
                                           Payment Date

       The Optional Redemption Price on and after the Initial Redemption Date shall be 100% of the principal amount of the Notes to be redeemed.

  Commission to be paid to agent:

       Wachovia Securities, Inc.           $70,000
       Salomon Smith Barney Inc.           $105,000

  Use of Proceeds:

       The proceeds from the sale of these Notes will be used to refund debt related to the acquisition of the U.S. construction operations of Superfos a/s.